UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Aardvark Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42513	82-1606367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 La Jolla Village Drive, Suite 1050
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 225-7696

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AARD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2026, Aardvark Therapeutics, Inc. (the “Company”) entered into a retention bonus letter agreement with Nelson Sun, the Company’s Chief Financial Officer and Chief Operating Officer (the “Sun Retention Agreement”). Pursuant to the terms of the Sun Retention Agreement, Mr. Sun will, subject to the satisfaction of the conditions set forth therein, be entitled to receive a cash retention bonus in the aggregate amount of $346,500 (the “Sun Retention Bonus”), comprised of (i) a guaranteed annual bonus for 2026 of $198,000 and (ii) a retention bonus of $148,500. The Sun Retention Bonus shall be paid in full on January 1, 2027, subject to Mr. Sun’s continued employment with the Company through such date. If, prior to January 1, 2027, the Company terminates Mr. Sun’s employment without Cause or Mr. Sun resigns for Good Reason (each, as defined in the Sun Retention Agreement), the Company will pay Mr. Sun the full amount of the Sun Retention Bonus, subject to Mr. Sun’s execution and delivery of an irrevocable full and complete release of all claims in a form prescribed by the Company.

On June 10, 2026, the Company also entered into a retention bonus letter agreement with Manasi Jaiman, M.D., M.P.H., the Company’s Chief Medical Officer (the “Jaiman Retention Agreement”). Pursuant to the terms of the Jaiman Retention Agreement, Dr. Jaiman will, subject to the satisfaction of the conditions set forth therein, be entitled to receive a cash retention bonus in the aggregate amount of $357,000 (the “Jaiman Retention Bonus”), comprised of (i) a guaranteed annual bonus for 2026 of $204,000 and (ii) a retention bonus of $153,000. The Jaiman Retention Bonus shall be paid in full on January 1, 2027, subject to Dr. Jaiman’s continued employment with the Company through such date. If, prior to January 1, 2027, the Company Dr. Jaiman’s employment without Cause or Dr. Jaiman resigns for Good Reason (each, as defined in the Jaiman Retention Agreement), the Company will pay Dr. Jaiman the full amount of the Jaiman Retention Bonus, subject to Dr. Jaiman’s execution and delivery of an irrevocable full and complete release of all claims in a form prescribed by the Company.

The foregoing descriptions of the Sun Retention Agreement and the Jaiman Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the Sun Retention Agreement and the Jaiman Retention Agreement, each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARDVARK THERAPEUTICS, INC.

Date:	June 12, 2026	By:	/s/ Tien-Li Lee, M.D.
Tien-Li Lee, M.D. Chief Executive Officer